Exhibit 5.1

December 15, 2003

DDS Technologies USA, Inc.
150 East Palmetto Park Road, Suite 510
Boca Raton, Florida 33432

Re:	Common Stock of DDS Technologies USA, Inc.
Registered on Form S-1 filed November 12, 2003

Gentlemen:

     We have acted as special Nevada counsel to DDS Technologies USA, Inc. (the “Corporation”), a Nevada corporation, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of 6,727,553 shares of the Corporation’s Common Stock (the “Shares”), and 1,345,058 shares of the Corporation’s Common Stock issuable upon conversion of warrants to purchase the Corporation’s Common Stock (the “Warrant Shares”) pursuant to certain warrant agreements issued by the Corporation (the “Warrant Agreements”) as further described in a registration statement on Form S-1 filed under the Securities Act on November 12, 2003, as amended by Amendment No. 1 to Registration Statement filed under the Securities Act on December 15, 2003 (as amended, the “Registration Statement”).

     In connection with this opinion, we have examined the following documents:

A.	Articles of Incorporation of the Corporation, as amended to date, on file with the Nevada Secretary of State;

B.	Bylaws of the Corporation, as amended to date;

C.	Resolutions adopted by the Board of Directors of the Corporation pertaining to the Shares, including, without limitation, a resolution of the Board of Directors dated December 12, 2003, ratifying the issuance of the Shares and the Warrant Shares;

D.	The Registration Statement; and

E.	The Prospectus/Information Statement (the “Prospectus”) constituting a part of the Registration Statement.

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DDS Technologies USA, Inc.
December 15, 2003

     In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

     As to certain questions of fact, we have relied, without further investigation, upon certificates of governmental authorities and of officers of the Corporation. Additionally, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. We have further assumed that the Warrant Agreements have been duly and validly authorized, executed and delivered by the parties thereto and that the Warrant Agreements are enforceable according to their terms.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that (i) the Board of Directors of the Corporation has authorized the issuance and sale of the Shares and the Warrant Shares; and (ii) the Shares are duly authorized, validly issued, fully paid and non-assessable; and (iii) when issued and sold against payment therefore in accordance with the provisions of the Warrant Agreements and for such consideration not less than that established by the Warrant Agreements, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

     The foregoing opinions are limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading “Legal Matters.”

Sincerely,

WOODBURN & WEDGE

By:	/s/ Gregg P. Barnard
Gregg P. Barnard